UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
NERDY INC.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule of Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

NERDY INC.
8001 Forsyth Blvd, Suite 1050
St. Louis, Missouri 63105
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
To be held April 30, 2026
Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Nerdy Inc., will be a virtual-only meeting to be held on April 30, 2026, at 9:30 a.m. Eastern Time. The purpose of the Annual Meeting is the following:
1.To elect two Class II directors, Rob Hutter and Christopher (Woody) Marshall, to our board of directors, to serve until the 2029 annual meeting of stockholders;
2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026;
3.To approve, on an advisory basis, the compensation of our named executive officers;
4.To approve, on an advisory basis, the frequency of future advisory votes on executive compensation; and
5.To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
The proposal for the election of the directors relates solely to the election of the Class II directors nominated by the board of directors.
Only Nerdy Inc. stockholders of record at the close of business on March 3, 2026, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
We are distributing our proxy materials to our stockholders via the Internet under the “Notice and Access” rules of the Securities and Exchange Commission (“SEC”). This approach provides a convenient way to access the materials and vote, while also saving printing and mailing costs and reducing the environmental impact of our Annual Meeting. On March 10, 2026, we are mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of the close of business on March 3, 2026, containing instructions about how to access our proxy materials and vote online or by telephone.
Your vote is important. Whether or not you are able to attend the meeting, it is important that your shares be represented. To ensure that your vote is recorded, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating, and returning the proxy card.
Our Annual Meeting will be held in a virtual-only format. The Annual Meeting can be accessed at the following link: www.virtualshareholdermeeting.com/NRDY2026. To log in to the Annual Meeting, you have two options: join as a “Guest” or join as a “Stockholder.” If you were a stockholder as of the close of business on March 3, 2026, you are eligible to join the Annual Meeting as a “Stockholder” and have the option to vote your shares or ask questions at the meeting.
To join the Annual Meeting as a “Stockholder,” you will be required to enter your 16-digit control number. If you are a registered stockholder as of the close of business on March 3, 2026, the control number can be found on your proxy card or notice. If you do not have your control number, you may attend as a “Guest” but will not have the option to vote your shares or ask questions at the Annual Meeting.

By order of the board of directors,
St. Louis, Missouri
Date: March 10, 2026	/s/ Charles Cohn
Charles Cohn
Founder, Chairman, & Chief Executive Officer
i

ii

NERDY INC.
8001 Forsyth Blvd., Suite 1050
St. Louis, Missouri 63105
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 30, 2026
This proxy statement contains information about the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Nerdy Inc., which will be a virtual-only meeting held on April 30, 2026, at 9:30 a.m. Eastern Time. The board of directors of Nerdy Inc. (the “Board of Directors” or the “Board”) is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Nerdy,” “the Company,” “we,” “us,” and “our” refer to Nerdy Inc. The mailing address of our principal executive office is Nerdy Inc., 8001 Forsyth Blvd. Suite 1050, St. Louis, Missouri 63105.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of the 2026 Annual Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect.
On March 10, 2026, we are mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of the close of business on March 3, 2026, containing instructions on how to access our proxy materials and vote online or by telephone.
We are a “smaller reporting company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. We provide in this proxy statement the scaled disclosure permitted by that status.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 30, 2026:

This proxy statement and our 2025 Annual Report to Stockholders, or 2025 Annual Report, are available for viewing, printing, and downloading at www.proxyvote.com.
A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 26, 2026, except for exhibits, will be furnished without charge to any stockholder upon written request to Nerdy Inc., 8001 Forsyth Blvd. Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025, are also available on the SEC’s website at www.sec.gov and on our website at investors.nerdy.com/financials/sec-filings.

NERDY INC.
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
Who is soliciting my vote?
Our Board of Directors is soliciting your vote for the Annual Meeting.
Can I get electronic access to the proxy materials?
Yes, this proxy statement, our Notice of 2026 Annual Meeting of Stockholders, and our 2025 Annual Report are available on our website at www.nerdy.com. No other information contained on our website is incorporated by reference in or considered to be a part of this proxy statement.
What matters are being voted on during the Annual Meeting?
Stockholders will be voting on four proposals. The first is the election of Class II directors to the Board of Directors, the second is the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026, the third is the approval, on an advisory basis, of the compensation of our named executive officers, and the fourth is the approval, on an advisory basis of the frequency of future stockholder advisory votes on executive compensation.
How does the Board of Directors recommend stockholders vote on these proposals?
Our Board of Directors recommends that stockholders vote their shares:
•“For” the election of Rob Hutter and Christopher (Woody) Marshall for election as Class II directors;
•“For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026;
•“For” the approval, on an advisory basis, of the compensation of our named executive officers; and
•To hold future stockholder advisory votes on the compensation of our named executive officers every “ONE YEAR.”
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on March 3, 2026.
How many votes can be cast by all stockholders?
There were 188,821,637 shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, collectively with the Class A Common Stock, the “Common Stock”) outstanding as of the close of business on March 3, 2026, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our Common Stock held by such stockholder.
How do I vote?
If you are a stockholder of record, you can vote in one of the following ways:
•Via the Annual Meeting website. You may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/NRDY2026. Please have your 16-digit control number to join the Annual Meeting. If you are a beneficial stockholder, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your control number.
•By Internet. You can vote by proxy over the Internet by visiting www.proxyvote.com. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on Wednesday, April 29, 2026. You should have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
•By Mail. You may vote by mailing your proxy as described in the proxy materials. Proxies submitted by mail must be received before the start of the Annual Meeting. Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided.
•By Telephone. If you requested printed copies of the proxy materials by mail, you may vote using a touch-tone telephone by calling the toll free number found on the proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on Wednesday, April 29, 2026.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and timely entering a new vote by telephone, Internet, or mail, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Nerdy Inc., 8001 Forsyth Blvd. Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
How is a quorum reached?
Our Amended and Restated Bylaws, which we refer to as our bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How is the vote counted?
Under our bylaws, any proposal other than an election of directors is decided by a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote for and against such proposal, except where a larger vote is required by applicable law, the rules and regulations of any stock exchange applicable to the Company or by our Restated Certificate of Incorporation, which we refer to as our certificate of incorporation, or bylaws. Broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposals Nos. 1, 3 and 4 are “non-discretionary” items. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a “discretionary” item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.
To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors. Broker non-votes will have no effect on the outcome of the vote on Proposal No. 1. There are no cumulative voting rights. The approval of Proposal No. 2 requires that a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter vote for Proposal No. 2. Abstentions will have the same effect as a vote against Proposal No. 2. Broker non-votes, if any, will have no effect on the outcome of Proposal No. 2.

Proposal No. 3 is an advisory vote and accordingly the results will not be binding on our Board of Directors or the Company. Our Board of Directors will consider the outcome when determining named executive officer compensation. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. For Proposal No. 4, the frequency (1-year, 2-years, or 3-years) receiving the highest number of votes cast at the Annual Meeting by stockholders entitled to vote thereon will be considered the frequency preferred by the stockholders. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” with respect to this proposal. Broker non-votes and abstentions will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our Board of Directors or our Company. Our Board of Directors and our compensation committee, however, will consider the outcome of the vote when determining how often we should submit to our stockholders an advisory vote to approve the compensation of our named executive officers.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of mailing, preparing, and distributing our proxy materials, notice, and 2025 Annual Report, as well as the cost of soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions to assist us in the distribution of proxy materials. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.
How may stockholders submit matters for consideration at an annual meeting?
Requirements for Stockholder Proposals to be Brought Before the Annual Meeting
Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice. The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
The advance notice requirements under our bylaws for the 2027 Annual Meeting of Stockholders are as follows: a stockholder’s notice shall be timely delivered to our Corporate Secretary at the address set forth above not earlier than the close of business on December 30, 2026, and not later than the close of business on January 29, 2027. Additionally, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by the Company’s bylaws and Rule 14a-19 under the Securities Exchange Act of 1934 no later than January 29, 2027.

Requirements for Stockholder Proposals to be Considered for Inclusion
In addition to the requirements stated above, any stockholder who wishes to submit a proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2027 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For such proposals to be included in our proxy materials relating to our 2027 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than November 10, 2026. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.
How can I know the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

OVERVIEW OF PROPOSALS
This proxy statement contains four proposals requiring stockholder action:
•Proposal No. 1 requests the election of two Class II directors to the Board of Directors.
•Proposal No. 2 requests the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026.
•Proposal No. 3 requests the approval, on an advisory basis, of the compensation of our named executive officers.
•Proposal No. 4 requests, on an advisory basis, approval of the frequency of future stockholder advisory votes on the compensation of our named executive officers.
Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1 — ELECTION OF CLASS II DIRECTORS
In accordance with the terms of our certificate of incorporation and bylaws, our Board of Directors is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I directors are Charles Cohn and Greg Mrva, and their terms will expire at the annual meeting of stockholders to be held in 2028;
•the Class II directors are Rob Hutter and Christopher (Woody) Marshall, and their terms will expire at the Annual Meeting; and
•the Class III directors are Abigail Blunt and Stuart Udell, and their terms will expire at the annual meeting of stockholders to be held in 2027.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their respective term expires.
Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office or by a sole remaining director.
Our Board of Directors has nominated Rob Hutter and Christopher (Woody) Marshall for election as the Class II directors at the Annual Meeting. The nominees have indicated a willingness to continue to serve as directors if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors. Both Mr. Hutter and Mr. Marshall presently serve as directors.
Nominees for Election as Class II Director (Term Expires at 2029 Annual Meeting)
The following table identifies our director nominees and sets forth their principal occupation and business experience during the last five years and their age as of March 10, 2026.

Name	Positions and Offices Held with Nerdy	Director or Manager Since	Age
Rob Hutter	Class II Director	2017	54
Christopher (Woody) Marshall	Class II Director	2015	57
Rob Hutter has served on Nerdy’s Board of Directors since September 2021 and Nerdy LLC’s board of managers since November 2017. Mr. Hutter is a founder and managing partner at Learn Capital LLC (“Learn Capital”) where he oversees the investing practice of the firm. He currently serves on the board or as board observer for a number of Learn Capital portfolio companies, including Andela, Brilliant, Higher Ground Education, Merlyn Mind, Photomath, Prenda, and SoloLearn. Mr. Hutter is a graduate of Harvard University. We believe Mr. Hutter is qualified to serve on our Board of Directors based on his industry experience and his background with strategic investments, including mergers and acquisitions.
Christopher (Woody) Marshall has served on Nerdy’s Board of Directors since September 2021 and Nerdy LLC’s board of managers since June 2015. Mr. Marshall currently serves on the boards of directors of Spotify Technology S.A. (where he serves as the lead independent director), Payoneer Global, Inc., and a number of private companies. Since 2008, he also has served as a general partner of Technology Crossover Ventures (“TCV”), a venture capital firm. Prior to that, Mr. Marshall spent 12 years at Trident Capital, a venture capital firm. Mr. Marshall holds a Bachelor of Arts in Economics from Hamilton College and a Master of Business Administration from the Kellogg School of Management at Northwestern University. We believe Mr. Marshall is qualified to serve on our Board of Directors based on his managerial experience with both private and public companies and his background in the technology industry.
Vote Required and Board of Directors’ Recommendation
To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes validly cast, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors. There are no cumulative voting rights for this proposal.
The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.

The proposal for the election of directors relates solely to the election of Class II directors nominated by our Board of Directors.
The Board of Directors recommends voting “FOR” the election of Rob Hutter and Christopher (Woody) Marshall as the Class II directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2029.
Other Directors
The following table identifies our directors who are not nominees for election at the Annual Meeting and sets forth their principal occupation and business experience during the last five years and their ages as of March 10, 2026.

Name	Positions and Offices Held with Nerdy	Director or Manager Since	Class and Year in Which Term Will Expire	Age
Charles Cohn	Founder, Chairman, Chief Executive Officer	2007	Class I – 2028	40
Greg Mrva	Director	2021	Class I – 2028	56
Abigail Blunt	Director	2024	Class III-2027	64
Stuart Udell	Director	2022	Class III-2027	58
Class I Directors (Term Expires at 2028 Annual Meeting)
Charles Cohn is the Founder, Chairman and Chief Executive Officer of Nerdy. Mr. Cohn founded the Company in 2007. Mr. Cohn previously worked in investment banking at Wells Fargo Securities and venture capital at Ascension Ventures. Mr. Cohn has a BSBA in Finance & Entrepreneurship from Washington University in St. Louis. We believe that Mr. Cohn is qualified to serve as a member of our Board of Directors due to the perspective and industry experience he brings as our Founder, Chairman, and Chief Executive Officer, and as our largest stockholder.
Greg Mrva, was President of TPG Pace Tech Opportunities Corp (“TPG Pace”) from August 2020 through its business combination with Nerdy in September 2021, and has served on Nerdy’s Board of Directors since September 2021. Mr. Mrva has over 25 years of experience leading finance and operations teams for technology businesses and leading investment banking teams advising global technology companies. Mr. Mrva currently serves as the Chief Financial Officer of GoFundMe. Previously, Mr. Mrva was the Chief Financial Officer of StubHub, where from 2018 to 2020 he sat on both the StubHub and eBay finance leadership teams. Mr. Mrva also led the North American business for StubHub and completed the successful sale of StubHub to Viagogo in February 2020 for $4 billion. Prior to StubHub, Mr. Mrva was managing director at Morgan Stanley from 2013 to 2018 where he led the firm’s Global Internet Banking practice. Mr. Mrva advised multiple companies on capital markets and strategic acquisition transactions including the public offerings of Alibaba, Snap, LendingClub, GoDaddy, and Yext and capital markets financings for Amazon, eBay, Google, Facebook, PayPal, MercadoLibre, and Zynga. Mr. Mrva holds a B.A. from the University of Virginia, and a J.D. from Harvard University. We believe that Mr. Mrva is qualified to serve as a member of our Board of Directors based upon his managerial experience in the technology industry as an executive officer, as well as his experience in executing strategic transactions, including mergers and acquisitions.
Class III Directors (Term Expires at the 2027 Annual Meeting)
Abigail Blunt has served on our Board of Directors since 2024. Ms. Blunt has nearly 30 years of experience in government and government affairs as well as corporate governance matters. Ms. Blunt has served as a director of Ardagh Metal Packaging, a Luxembourg-based sustainable metal packaging company, since 2021. From 2020 to 2025 she served as a director of Ardagh Glass Packaging. In 2022 she joined the board of directors of Apollo portfolio company SafetyHoldCo and she joined the board of directors of Vita-Key in 2023. Until August 2022, Ms. Blunt was employed by Kraft Heinz Company, where for the 10 years prior to her departure she led the Global Government Affairs function. Ms. Blunt holds undergraduate degrees in Political Science and English from the University of Maryland. We believe Ms. Blunt is qualified to serve on our Board of Directors based on her extensive experience and background in government and government affairs.
Stuart Udell has served on Nerdy’s Board of Directors since August 2022. Mr. Udell currently serves as the Chief Executive Officer of Prometric. Mr. Udell previously served in CEO roles at Achieve3000, K12, Catapult Learning, and Penn Foster, as well as leadership roles at Renaissance Learning, Kaplan, and the Princeton Review. Mr. Udell also serves as a Commissioner on AASA’s Learning 2025 National Commission on Student-Centered, Equity-Focused Education and on the Boards of Directors of the Successful Practices Network, School of the Future, Progress Learning, and Ventris Learning. He received the Education Warrior Award from the I Have a Dream Foundation and is a member of his School District Hall of Fame. Mr. Udell holds a master’s degree from Columbia University and a bachelor’s degree from Bucknell University. We believe Mr. Udell is qualified to serve on our Board of Directors based on his strategic and operational experience as an executive officer and investor in the educational technology industry.

Related Parties
There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary, or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.
There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Nerdy’s stockholders are being asked to ratify the appointment by the audit committee of the Board of Directors (the “audit committee”) of PricewaterhouseCoopers LLP (“PwC”) as Nerdy’s independent registered public accounting firm for the year ending December 31, 2026. PwC has served as our independent registered public accounting firm since September 20, 2021, and served in the same capacity for our predecessor entity from 2016 through 2021.
The audit committee is solely responsible for selecting Nerdy’s independent registered public accounting firm for the year ending December 31, 2026. Stockholder approval is not required to appoint PwC as Nerdy’s independent registered public accounting firm. However, the Board of Directors believes that submitting the appointment of PwC to the stockholders for ratification is good corporate governance practice. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain PwC. If the selection of PwC is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Nerdy and its stockholders.
The Audit Committee considers many factors when appointing our independent auditor, including the quality of the independent audit firm and overall audit process, the reasonableness of audit fees, cultural fit and business acumen and the potential for disruption in our business due to the loss of cumulative institutional knowledge possessed by our current auditor. When the mandated rotation of PwC’s lead engagement partner occurs, the Audit Committee oversees and is directly involved in the selection of PwC’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of PwC to serve as our independent auditor is in our and our stockholders’ best interests.
A representative of PwC is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Nerdy incurred the following fees from PwC, our independent registered public accounting firm, for the audit of the consolidated financial statements and (for 2025) our internal control over financial reporting and for other services for the years ended December 31, 2025 and 2024.

	2025 PwC	2024 PwC
Audit fees(1)	$1,235,500	$917,500
Audit-related fees(2)	—	140,000
Tax fees(3)	—	—
All other fees(4)	2,000	2,000
(1)Audit fees consist of fees for professional services performed for the audit of our annual financial statements and (for 2025) our internal control over financial reporting and the required review of quarterly financial statements and other procedures performed by the independent registered accounting firm in order for them to be able to form an opinion on our consolidated financial statements.
(2)Audit-related fees consist of fees for assurance and related services that traditionally are performed by independent registered accounting firm that are reasonably related to the performance of the audit or review of the financial statements. Audit-related fees in the above table include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
(3)Tax fees would consist of fees for all professional services performed by professional staff in our independent registered accounting firm’s tax division, except those services that would relate to the audit of our financial statements. These would include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.
(4)All other fees include any fees for services rendered which are not included in any of the above categories. The other fees consist of licensing fees paid for accounting research software.
Audit Committee Pre-approval Policy and Procedures
Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies and procedures provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee, or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. The audit committee has also given authority to the audit committee chair to pre-approve certain services as necessary from time to time.
During 2025 and 2024, no services were provided to us by PwC other than in accordance with the pre-approval policies and procedures described above.
Vote Required and Board of Directors’ Recommendation
The approval of Proposal No. 2 requires that a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter vote FOR this proposal. Abstentions will have the same effect as a vote “against” the proposal, and broker non-votes, if any, will have no effect on the vote for this proposal.
The Board of Directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of PricewaterhouseCoopers LLP as Nerdy’s independent registered public accounting firm for the year ending
December 31, 2026.

REPORT OF THE AUDIT COMMITTEE
The audit committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Nerdy’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Nerdy’s independent registered public accounting firm, (3) the performance of Nerdy’s internal audit function, and (4) other matters as set forth in the charter of the audit committee approved by the Board of Directors.
Management is responsible for the preparation of Nerdy’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Nerdy’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the audit committee has reviewed the U.S. GAAP consolidated financial statements for the fiscal year ended December 31, 2025, and has met and held discussions with management, the internal audit function and the independent auditors concerning these financial statements, as well as the report of management and the report of the independent registered public accounting firm regarding the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications concerning their independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of Nerdy be included in Nerdy’s Annual Report on Form 10-K for the year ended December 31, 2025, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The Audit Committee of the Board of Directors of Nerdy Inc.

Greg Mrva (Chair)
Christopher (Woody) Marshall
Rob Hutter

PROPOSAL NO. 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with SEC rules, we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the policies and practices described in this Proxy Statement. For a discussion of who our “named executive officers” are, see the section titled “Executive Compensation.”
The Say-on-Pay vote is advisory, and therefore is not binding on us, our compensation committee, or our Board of Directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.
You are encouraged to review the section titled “Executive Compensation” in this Proxy Statement, which provides information about our executive compensation program. We believe that the information provided demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following non-binding resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation tables, narrative discussion, and other related disclosure.”
Vote Required and Board of Directors’ Recommendation
The approval, on an advisory basis, of the compensation of our named executive officers, requires that a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter vote FOR this proposal. Abstentions will have the same effect as a vote “against” the proposal, and broker non-votes will have no effect on the vote for this proposal.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with SEC rules, at least once every six years we must provide our stockholders with the opportunity to indicate their preference regarding how frequently we should hold the Say-on-Pay vote. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every one year, two years, or three years. Alternatively, stockholders may abstain from casting a vote.
After considering the benefits and consequences of each alternative, our Board of Directors recommends that the Say-on-Pay vote be submitted to the stockholders every year. In formulating its recommendation, our Board of Directors considered that compensation decisions are made annually and that an annual advisory vote on the compensation of our named executive officers will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies, and practices.
Vote Required and Board of Directors’ Recommendation
The option among one year, two years, or three years that receives the highest number of votes cast at the Annual Meeting by stockholders entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.
While our Board of Directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether non-binding future stockholder advisory votes on the compensation of our named executive officers should be held every year, two years, or three years.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board of Directors and our compensation committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will consider the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR.”

INFORMATION REGARDING THE BOARD OF
DIRECTORS AND CORPORATE GOVERNANCE
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law, or otherwise to provide third parties with the right to nominate.
Our nominating and corporate governance committee has adopted processes and procedures to identify and evaluate director candidates, and these include requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee, and our Board. In evaluating director candidates, including directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of the Board and the needs of the Board and its committees. The nominating and corporate governance committee will also consider such factors as character, integrity, judgment, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, conflicts of interest, and other commitments. The nominating and corporate governance committee need not assign any particular weight or priority to any one factor. The nominating and corporate governance committee will consider whether the proposed director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience, as well as any other factors the committee considers appropriate. The qualifications, qualities, and skills that our nominating and corporate governance committee believes must be met by any nominee for a position on our Board of Directors are as follows:
•Nominees should have high standards of personal and professional ethics and integrity;
•Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•Nominees should have skills that are complementary to those of the members of the existing Board;
•Nominees should have the ability to assist and support management and make significant contributions to the Company’s success; and
•Nominees should have an understanding of the fiduciary responsibilities of a director and a commitment to devote the time and energy necessary to perform those obligations.
In building our Board, we also believe that the above-listed skills and experiences, while not exhaustive, are helpful in ensuring that our directors collectively possess the skills and backgrounds necessary for us to execute on our strategic plans and to exercise the Board’s oversight responsibilities on behalf of our shareholders.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Nerdy Inc., 8001 Forsyth Blvd. Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders holding at least three percent (3%) of the Company’s common stock continuously for at least twenty four (24) months before the date of the recommendation will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.
As noted above, our nominating and corporate governance committee is committed to fair treatment and equality of opportunity in the selection of directors for our Board. Thus, the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow our Board to promote our strategic objectives and fulfill its responsibilities to our stockholders, and considers diversity of background and experience when evaluating proposed director candidates.

Director Independence
Applicable rules of The New York Stock Exchange, or NYSE, require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the NYSE rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act (“Rule 10A-3”) and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act (“Rule 10C-1”). Under applicable NYSE rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory, or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of the Board of Directors, except Mr. Cohn, are independent directors, including for purposes of the rules of NYSE and the SEC. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our Common Stock. There are no family relationships among any of our directors or executive officers. Mr. Cohn is not an independent director under these rules because he is an executive officer of Nerdy.
Board Committees
Our Board of Directors has established three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and NYSE. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://investors.nerdy.com/governance/governance-documents.
Audit Committee
The members of our audit committee are Greg Mrva, Woody Marshall and Rob Hutter, with Greg Mrva serving as the chair of the audit committee. Under the NYSE listing rules and applicable SEC rules, we are required to have at least three members of the audit committee. The rules of the NYSE and Rule 10A-3 require that the audit committee of a listed company be composed solely of independent directors for audit committee purposes. Each member of the audit committee meets the financial literacy requirements of the NYSE. The Board of Directors has determined that Mr. Mrva qualifies as an “audit committee financial expert” as defined in applicable SEC rules. During the year ended December 31, 2025 the audit committee met four times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include but are not limited to:
•appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•selecting a lead audit engagement partner;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•maintaining oversight of our internal audit function;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•oversight of financial and cybersecurity risks;
•preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•reviewing quarterly earnings releases.
All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Compensation Committee
Our compensation committee consists of three members of our Board, all of which are independent directors. The current members of the compensation committee are Woody Marshall, Greg Mrva, and Stuart Udell, with Woody Marshall serving as the chair of the compensation committee. During the year ended December 31, 2025, the compensation committee met four times. The compensation committee’s responsibilities include but are not limited to:
•annually reviewing and recommending to the Board of Directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the Board of Directors the cash-based incentive compensation of our Chief Executive Officer and (ii) recommending grants and awards to our Chief Executive Officer under equity-based plans;
•reviewing and approving the cash-based incentive compensation and grants and awards under equity-based plans to our other executive officers;
•reviewing and establishing our overall management compensation, philosophy, and policy;
•overseeing and administering our compensation and similar plans;
•evaluating and assessing potential and current compensation consultants in accordance with the independence standards identified in the applicable NYSE rules;
•reviewing and approving our policies and procedures for the grant of equity-based awards;
•reviewing and recommending to the Board of Directors the compensation of our directors;
•preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and
•reviewing and approving the retention, termination, or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Abigail Blunt and Stuart Udell, with Abigail Blunt serving as the chair of the nominating and corporate governance committee. Both Ms. Blunt and Mr. Udell are independent directors. During the year ended December 31, 2025, the nominating and corporate governance committee met four times. The nominating and corporate governance committee’s responsibilities include:
•developing and recommending to the Board of Directors’ criteria for board and committee membership;
•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise;
•identifying individuals qualified to become members of the Board of Directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;
•developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines; and
•overseeing the evaluation of our Board of Directors and management.
The Board of Directors has delegated to the nominating and corporate governance committee the responsibility of identifying prospective candidates for board of director membership and recommending such candidates to the Board of Directors. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”
Identifying and Evaluating Director Nominees. Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The Board of Directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.
Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee.
The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
Minimum Qualifications. Our nominating and corporate governance committee and our Board of Directors may consider a broad range of factors relating to the qualifications and backgrounds of nominees. Our nominating and corporate governance committee’s and our Board of Directors’ priority in selecting board members is the identification of persons who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, and professional and personal experiences and expertise relevant to our growth strategy. The backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow our board to promote our strategic objectives and fulfill its responsibilities to our stockholders, and our board considers diversity of background and experience when evaluating proposed director candidates.
Board and Committee Meetings Attendance
The Board of Directors met four times during 2025. During 2025, each incumbent member of the Board of Directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such persons served (during the periods that such persons served).
Director Attendance at Annual Meeting of Stockholders
Directors are responsible for attending the annual meeting of stockholders to the extent practicable. Each of the directors then serving attended our annual meeting of stockholders in 2025.

Policy on Trading, Pledging, and Hedging of Company Stock
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between our executive officers and directors and our stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Nerdy securities. Our insider trading policy expressly prohibits short sales, purchases or sales of puts or calls, and other derivative transactions of our stock, including any transaction that provides the economic equivalent of ownership, by our executive officers, directors, and certain designated employees, consultants, and contractors. Our insider trading policy also prohibits using our securities as collateral in a margin account and pledging our securities as collateral for a loan (or modifying an existing pledge).
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.nerdy.com/governance/governance-documents. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any executive officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Insider Trading Policies and Procedures
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of our securities that applies to our directors, officers, executives, employees, consultants and their respective affiliates. We believe that our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. A copy of our insider trading policy is included as Exhibit 19.1 to our 2025 Annual Report on Form 10-K filed with the SEC on February 26, 2026. In addition, it is the Company’s policy to comply with applicable insider trading laws, rules, and regulations, and any exchange listing standards that apply to the Company itself, when engaging in transactions in our securities.
Board Leadership Structure and Board’s Role in Risk Oversight
Board Leadership Structure
The Board does not have a specific policy on whether the Chairman should be a non-employee director or if the Chairman and Chief Executive Officer positions should be separate. However, the non-employee directors are the sole members of the audit committee, compensation committee, and nominating and corporate governance committee, each of which oversee critical matters of the Company such as the integrity of our financial statements, the compensation of executive management, the nomination and evaluation of directors, and the development and implementation of our corporate governance policies and structures. The independent directors also meet regularly in executive session at Board and committee meetings and have access to independent advisors as they deem appropriate. Management supports the Board’s oversight role through its tone-at-the-top and open communication.
Risk Oversight
Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Nerdy
Any interested party with concerns about our Company may report such concerns to the Board of Directors or the Chairman of our Board of Directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:
c/o Nerdy Inc.
8001 Forsyth Blvd., Suite 1050
St. Louis, Missouri 63105
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Nerdy’s legal counsel, with independent advisors, with non-management directors, or with Nerdy’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Nerdy regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls, or auditing matters.
DIRECTOR COMPENSATION
The table below shows all compensation paid to each individual who served as a non-employee member of our Board of Directors during 2025 for their services as directors in 2025, other than Mr. Cohn. Amounts paid to Mr. Cohn are presented below in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)1)	Option Awards ($)(2)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Rob Hutter	43,000	150,000	—	—	193,000
Christopher (Woody) Marshall	55,000	150,000	—	—	205,000
Greg Mrva	60,000	150,000	—	—	210,000
Stuart Udell	44,000	150,000	—	—	194,000
Abigail Blunt	42,500	150,000	—	—	192,500
(1)Each director elected to receive the fees earned in cash entirely in the form of stock options (valued as described in note 2), with the exception of Mr. Hutter and Ms. Blunt. Mr. Hutter elected to receive $21,500 of the fees earned in the form of cash. Ms. Blunt elected to receive her fees earned in the form of cash.
(2)The amounts reported represent the aggregate grant date fair value of the stock options awarded to the non-employee directors in the year ended December 31, 2025, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation - Stock Compensation (Topic 718).” Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 16 to our audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value actually received by the non-employee directors or that may be received by the non-employee directors upon the exercise of the stock options or any sale of the underlying shares of Class A Common Stock.

As of December 31, 2025, each director held options to purchase shares of the Company’s Class A Common Stock as shown below. Messrs. Hutter and Marshall do not have a pecuniary interest in the shares underlying options shown below.

Name	Number of Shares Underlying Options
Rob Hutter	423,445
Christopher (Woody) Marshall	492,493
Greg Mrva	455,198
Stuart Udell	538,302
Abigail Blunt	290,024
Non-Employee Director Compensation
Under our director compensation program, each new non-employee director elected to our Board of Directors is granted an initial, one-time equity award with a value of $300,000, which vests in three equal installments on the first, second, and third anniversary of the grant date; provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting. On the date of each annual meeting of stockholders of Nerdy, each non-employee director receives an annual equity award with a value of $150,000, which vests on the earlier of the one-year anniversary of the grant date or Nerdy’s next annual meeting of stockholders; provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation or acceleration of vesting. In addition to these equity awards, we pay our non-employee directors an annual cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chair of each committee receives a higher retainer for such service. Directors may elect to forgo receiving cash payments for any applicable period and instead receive a grant of equity with the same value. The cash fees earned by non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:

Annual Retainer
Board of Directors:
All non-employee directors	$35,000
Audit Committee:
Members	8,000
Chair	20,000
Compensation Committee:
Members	5,000
Chair	12,000
Nominating and Corporate Governance Committee:
Members	4,000
Chair	7,500
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board of Directors and committee meetings. This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2025, our compensation committee was comprised of Christopher (Woody) Marshall, Greg Mrva, and Stuart Udell. None of the members of our compensation committee is (or was) an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Equity Compensation Plans Information
The following table sets forth information regarding our equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by stockholders	27,017,909	2.51	22,120,698
Equity compensation plans not approved by stockholders	—		—
Total	27,017,909		22,120,698
(1)Weighted average exercise price of outstanding options and stock appreciation rights.
(2)These shares of Class A Common Stock are issuable under the Equity Incentive Plan.
EXECUTIVE COMPENSATION
Executive Compensation Principles
The Board’s compensation philosophy in 2025 was founded on three key principles:
•Pay-for-Performance. A significant portion of the NEO’s compensation is “at-risk,” aligned with company performance being directly linked to our financial and operational results, as reflected in our stock price performance over time. This is especially true for Mr. Cohn, who receives only a nominal annual salary of $1 each year. The Company focuses on long-term equity grants, rather than cash compensation, in order to drive long-term value creation.
•Competitiveness and Retention. The Company’s executive compensation philosophy is shaped by a strong belief that competitiveness of pay combined with a long-term, performance-based orientation will drive our success and returns for our stockholders. The objective of our executive compensation program is to motivate, reward, attract, and retain the most talented personnel who embody our mission and demonstrate our leadership principles in order to increase the competitiveness of our organization while simultaneously incentivizing those individuals to work diligently to further our growth and long-term profitability. We do this by designing programs that link executive compensation to overall company performance and the interests of our stockholders.
•Long-Term Alignment. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executives without significantly increasing cash compensation and is the most important element of our executive compensation program. We use equity awards to incentivize and reward our executive officers and management for long-term corporate performance based on the value of our Class A Common Stock and, thereby, to align their interests with the interests of our stockholders. Moreover, the multi-year vesting nature of the long-term equity incentive awards encourages high levels of performance to achieve meaningful value creation, while not rewarding short-term gains potentially obtained through inappropriate risk-taking.
Compensation Consultant
To gain a perspective on external pay levels, emerging practices, and regulatory changes, the compensation committee of the Board has engaged an outside executive compensation consultant to provide benchmark and survey information and advise the compensation committee as it conducts its review of our executive and director compensation programs. Our compensation committee has engaged Compensia as its consultant and tasks Compensia with gathering market competitive data, reviewing compensation plan design alternatives, and advising the compensation committee on director and executive compensation trends and best practices. The compensation consultant reports to, and is directed by, the compensation committee, which has sole authority to retain or terminate compensation advisers. The compensation committee reviewed information regarding the independence and potential conflicts of interest of Compensia taking into account, among other things, the factors set forth in the NYSE listing standards. Based on this review, the compensation committee concluded that the engagement of Compensia did not raise any conflict. Other than services provided for the compensation committee, the compensation consultant did not provide additional services to the Company in 2025.

Our NEOs for the year ended December 31, 2025, include our chief executive officer, our chief financial officer, and our chief legal officer:
•Charles Cohn, our chief executive officer;
•Jason Pello, our chief financial officer; and
•Chris Swenson, our chief legal officer.
Summary Compensation Table
The following table presents the compensation awarded to, earned by or paid to each of our NEOs for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(4)	Total ($)
Charles Cohn Chief Executive Officer	2025	1	—	—	—	1
	2024	1	—	—	—	1
Jason Pello Chief Financial Officer	2025	425,000	105,000	815,000	17,750	1,362,750
	2024	425,000	75,000	2,130,000	17,436	2,647,436
Chris Swenson Chief Legal Officer	2025	420,000	63,000	500,000	11,343	994,343
	2024	420,000	50,000	1,278,000	11,170	1,759,170
(1)The amounts reported for Mr. Pello and Mr. Swenson represent discretionary cash bonuses to reflect individual performance for the applicable year.
(2)The amounts reported represent the aggregate grant date fair value of market-based performance restricted stock units awarded to the NEOs in 2025 and time-based restricted stock units awarded to the NEOs in 2024, calculated in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value are set forth in Note 16 to our audited consolidated financial statements for the year ended December 31, 2025. These amounts do not correspond to the actual value that may be recognized by the NEOs upon vesting of the applicable awards. Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for awards subject to performance conditions are based on the probable outcome as of the date of grant, excluding the impact of estimated forfeitures. Assuming that the highest level of performance conditions is achieved, the grant date fair values of the market-based performance restricted stock unit awards granted in 2025 would be: $815,000 for Mr. Pello and $500,000 for Mr. Swenson.
(3)The amounts reported in “All Other Compensation” for Mr. Pello and Mr. Swenson represent matching contributions under the Company’s 401(k) plan.
Narrative to Summary Compensation Table
Our Board of Directors and compensation committee review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus, or long-term incentives.
Our compensation committee discharges our Board of Directors’ responsibilities relating to compensation of our directors and executives, oversees our Company’s overall compensation structure, policies, and programs, and reviews our processes and procedures for the consideration and determination of director and executive compensation.
Annual Base Salary
Each of our other NEO’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by our Board of Directors taking into account each individual’s role, responsibilities, skills, and experience. Base salaries for our NEOs are reviewed annually by our compensation committee, typically in connection with our annual performance review process, and adjusted from time to time, based on the recommendation of the compensation committee, to realign salaries with market levels after considering individual responsibilities, performance, and experience.
Cash Bonus
In early 2025, the Compensation Committee approved a discretionary cash bonus payment to Mr. Pello and Mr. Swenson for their performance in 2024, and in early 2026 the Compensation Committee approved a discretionary cash bonus payment to Mr. Pello and Mr. Swenson for their performance in 2025.

Long-term Equity Incentives
Our equity grant program is intended to align the interests of our NEOs with those of our stockholders and to motivate them to make important contributions to our performance. We granted awards to our NEOs in 2025, as described in the “Outstanding Equity Awards at 2025 Year End Table.”
Founder, Chairman, and CEO Compensation
Consistent with the compensation philosophy outlined above, it was important to the Board that the CEO’s compensation adequately incentivize Mr. Cohn’s continued service to and employment with the Company while also aligning his financial incentives with those of the Company’s stockholders. The Board considered it critical to retain Mr. Cohn given his deep expertise and knowledge of the Company as its Founder, and also in light of his leadership and execution on behalf of the Company since its inception. Mr. Cohn led the Company from its start over 15 years ago while he was in University, through its transformation from an offline, labor-intensive, in-person tutoring business to a company that has developed a scalable, online, multi-product learning platform. The Company’s success and growth to date are a direct result of Mr. Cohn’s vision and leadership. The Board’s intent in developing Mr. Cohn’s compensation package was to provide him with sufficient financial incentives to remain committed to the Company’s success in a manner that would be retentive in the highly competitive technology sector.
At-Risk Compensation with Nominal Cash Contribution
The members of our Board ultimately determined to make nearly 100% of Mr. Cohn’s direct compensation opportunity “at-risk” in the form of long-term equity incentive compensation, awarding Mr. Cohn an annual salary of only $1, with no short-term cash incentive opportunity. Under this approach, and based on the considerations described above, the independent directors in 2021 granted him a long-term, multi-year performance-based award (the “Founder Performance Award”), providing Mr. Cohn with the opportunity to earn up to 9,258,298 shares of our Class A Common Stock over a seven-year period from the date of the reverse recapitalization.
The Founder Performance Award was designed such that it would be earned, if at all, in the event the price of our Class A Common Stock attained stock price hurdles that were significantly in excess of the Company’s valuation at the time that the award was granted, subject to Mr. Cohn’s continued service to the Company.
Founder Performance Award Requires Achievement of Significant Performance Hurdles
The Founder Performance Award is earned and vests over a 7-year service-based period, only when the Company achieves substantial stock price performance targets. Our Board of Directors believed at the time of grant of the Founder Performance Award that the stock price targets represented challenging hurdles and, if achieved, would result in a significant return to our stockholders in excess of market norms for comparable technology companies.
The members of our Board believed that the Founder Performance Award was appropriately designed to further the long-term interests of the Company and its stockholders by deferring the realization of meaningful value until the Company, under Mr. Cohn’s leadership, delivers sustained and significant high-performance levels as described in more detail below. The size of the Founder Performance Award was determined after consideration of similar equity awards to CEO/founders of privately held and publicly traded technology companies, including those with founder CEOs with significant fully vested equity holdings such as Mr. Cohn. Our Board also considered Mr. Cohn’s outstanding leadership since the inception of the Company in 2007 and his expected future contributions to us, the comparatively modest level of cash compensation he had received from us over his years of service, and the fact that he had never before been granted any equity awards by the Company.
We believe the Founder Performance Award provides an additional level of meaningful alignment between Mr. Cohn and our stockholders, as the Founder Performance Award only becomes eligible to vest if the Company achieves stock price targets over a seven-year period following the grant date that result in returns to our stockholders that significantly exceed those applicable to our peer companies and the equity markets generally.
The Founder Performance Award is eligible to vest based on our stock price performance over a performance period beginning on the effective date of the reverse recapitalization and ending on the seventh anniversary thereof. The award is divided into seven tranches that are eligible to vest based on the achievement of stock price targets (each referred to as a “Stock Price Hurdle”) measured based on the average closing market price on the New York Stock Exchange (or such other market on which the Company’s Class A Common Stock is then principally listed) of one share of the Company’s Class A Common Stock over a consecutive 90 calendar-day period as set forth in the table below.

Any portion of the Founder Performance Award that has not been earned by the seventh anniversary of the grant date will be forfeited. In addition to the performance and vesting conditions described above, the Founder Performance Award requires that Mr. Cohn retain and hold any shares vested (net of amounts sold to satisfy tax obligations) for a period of at least 24 months from the vesting date.
In the event of a termination of Mr. Cohn’s employment by the Company without cause or for good reason (as defined in the applicable award agreement), or for death or disability, Mr. Cohn (or his estate, as applicable) will retain that portion of the award which has been earned as of his termination, and all unearned awards will remain outstanding, eligible to vest upon the achievement of any Stock Price Hurdle that occurs upon the earlier of the termination date of the agreement or the twenty-four month anniversary following such termination.
Mr. Cohn’s Founder Performance Award was negotiated prior to the business combination agreement with TPG Pace, and subsequently approved by the Board on September 20, 2021. Mr. Cohn retained his own external counsel in support of the related Founder Performance Award negotiations.

Outstanding Equity Awards at 2025 Year End Table
The following table presents information regarding all outstanding equity awards held by each of our NEOs on December 31, 2025.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Exercise Price ($)	Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units, or Other Rights that have not Vested ($)(1)
Charles Cohn Chief Executive Officer	—	—	—	—	—	—	9,258,298(2)	9,628,630
Jason Pello Chief Financial Officer	281,549	—	2.47	1/16/2030	—	—	—	—
	89,753	—	1.99	6/12/2030	—	—	—	—
	352,602	—	1.99	10/6/2030	—	—	—	—
	—	—	—	—	13,353(3)	13,887	—	—
	—	—	—	—	135,282(4)	140,693	—	—
	—	—	—	—	500,000(5)	520,000	—	—
	—	—	—	—	—	—	500,000(6)	520,000
Chris Swenson Chief Legal Officer	—	—	—	—	13,353(3)	13,887	—	—
	—	—	—	—	81,169(4)	84,416	—	—
	—	—	—	—	300,000(5)	312,000	—	—
							306,748(6)	319,018
(1)The market value of restricted stock units (“RSUs”) and that have not vested is based on the number of unvested RSUs outstanding multiplied by $1.04, which was the closing price of our Class A Common Stock on the New York Stock Exchange on December 31, 2025.
(2)Represents performance RSUs, which shall vest in seven equal tranches upon us achieving each of seven share price target milestones that occur at $18.00, $22.00, $26.00, $30.00, $34.00, $38.00, and $42.00 per share, measured based on the average of our stock price over a consecutive 90 calendar-day period during the performance period. Any unvested RSUs shall expire on September 20, 2028. See the above section titled “Founder, Chairman, and CEO Compensation” for additional information related to Mr. Cohn’s equity-based award.
(3)Restricted stock units that vest in equal quarterly installments through February 15, 2026.
(4)Restricted stock units that vest in equal quarterly installments through June 15, 2026.
(5)Restricted stock units that vest in equal quarterly installments through May 15, 2027.
(6)Represents the target number of market-based performance restricted stock units (“Market PRSUs”) awarded to each of Mr. Pello and Mr. Swenson. These Market PRSUs are RSUs with a time vesting condition coupled with a market condition. The number of Market PRSUs earned shall be determined by reference to the Company’s Total Shareholder Return relative to the Company’s stock price of $1.62 and any Market PRSUs so earned shall satisfy the time vesting condition and vest ratably over 12 calendar quarters. No PRSUs shall be deemed vested until such date as of which both the time vesting condition and market condition have been satisfied. Any unvested RSUs shall be forfeited on February 15, 2028. For additional information, see Note 16 in our audited consolidated financial statements for the year ended December 31, 2025.
Arrangements with our NEOs
We have entered into executive services agreements (each, an “Executive Agreement”) with each of our NEOs, other than Mr. Cohn. Each Executive Agreement sets forth the terms and conditions of the executive officer’s relationship, including their entitlement to base compensation and other benefits. In the event we terminate the Executive Agreement without cause (as defined in the Executive Agreement) or they resign for good reason (as defined in the Executive Agreement), subject to their execution of a departure agreement that includes a general release of claims, they will be entitled to severance equal to three months’ base compensation. In addition, if the Executive Agreement is terminated without cause on or within 12 months of a change in control (as defined in the Executive Agreement), then 50% of the executive officer’s then outstanding and unvested equity awards will accelerate for vesting and exercisability.
We have also entered into employee confidentiality, invention assignment, non-solicitation, and non-competition provisions with each of our NEOs as part of the Executive Agreements. Under such provisions, each NEO has agreed (1) not to compete with us during the term of the Executive Agreement and for a period of 18 months after the termination of such Executive Agreement, (2) not to solicit our employees, executives, and contractors during the term of the Executive Agreement and for 18 after the termination of Executive Agreement, (3) to protect our confidential and proprietary information, and (4) to assign to us related intellectual property developed during the term of the Executive Agreement.
Additional Narrative Disclosure
401(k) Savings Plan. We maintain a retirement savings plan, or 401(k) plan, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Under the Live Learning Technologies SR 401(k) Plan (the “401(k) Plan”), eligible participants, including our executive officers, may defer eligible compensation subject to applicable annual contribution limits imposed by the Code. Our employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. Under the provisions of the 401(k) Plan, we are permitted to make discretionary matching contributions equal to a uniform percentage of the individual’s salary deferrals. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code.
Benefits. All of our full-time employees, including our executive officers, are eligible to participate in our benefit plans, including medical, dental, vision, group life, and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other participants. We also maintain a 401(k) plan for the benefit of our eligible participants, including the executive officers.
Compensation Risk Assessment
We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our compensation philosophy. In line with this philosophy, we do not provide guaranteed bonuses to our NEOs, and any bonuses to our NEOs are only awarded upon approval of the compensation committee (or in the case of our CEO, the Board) based upon satisfactorily meeting goals set by the the compensation committee or the Board of Directors or based on individual performance in a prior period. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Equity Grant Practices
We have adopted an equity award grant policy which establishes the process we follow when we grant equity awards to an officer or other employee of the Company. The policy does not apply to grants of equity awards to our non-employee directors. The compensation committee generally approves grants of stock awards to our NEOs at the conclusion of our annual merit review process each year, with the awards generally effective on a regularly scheduled basis established by the equity award grant policy. It is the policy of the Board and the compensation committee to not take material nonpublic information into account when determining the timing of equity awards in order to take advantage of a depressed stock price or an anticipated increase in stock price. Similarly, awards made pursuant to the equity award grant policy are not timed to correspond with the release of material non-public information. We did not grant any stock options, stock appreciation rights, or similar option-like instruments to our NEOs in 2025.
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K promulgated under the Exchange Act, we are providing the following information about the relationship between executive compensation “actually paid” (referred to as “CAP” or “Compensation Actually Paid”) and net loss of the Company. The below tables and disclosures do not reflect value actually realized by our NEOs or how our compensation committee evaluates compensation decisions in light of Company or individual performance. In particular, our compensation committee does not use Compensation Actually Paid as a basis for making compensation decisions.

	Summary Compensation Table Total		Compensation Actually Paid		Value of Initial Fixed $100 Investment Based On:
	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)(3)	Average Summary Compensation Table Total for non-PEO Named Executive Officers ($)(1)	Average Compensation Actually Paid to non-PEO Named Executive Officers ($)(1)(2)(3)	TSR ($)(4)	Net Loss ($ in thousands)
2025	1	(3,768,999)	1,178,547	325,834	30.32	(60,948)
2024	1	(10,707,999)	2,203,303	(91,263)	47.23	(67,142)
(1)Charles Cohn is our current principal executive office (“PEO”) and was our PEO for each year presented. Jason Pello and Chris Swenson were the Non-PEO NEOs for each year presented.
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in note 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs, as set forth below for 2025 and 2024. Equity values are calculated in accordance with ASC Topic 718. Amounts in the Exclusion of Stock Awards columns below are the totals from the Stock Awards column set forth in the Summary Compensation Table.

	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO($)	Inclusion of Equity Values for PEO($)	Compensation Actually Paid to PEO ($)
2025	1	—	(3,769,000)	(3,768,999)
2024	1	—	(10,708,000)	(10,707,999)

	Average Summary Compensation Table Total for non-PEO Named Executive Officers ($)	Average Exclusion of Stock Awards for non-PEO Named Executive Officers ($)	Average Inclusion of Equity Values for non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to non-PEO Named Executive Officers ($)
2025	1,178,547	(657,500)	(195,213)	325,834
2024	2,203,303	(1,704,000)	(590,566)	(91,263)
The amounts in the Inclusion of Equity Values columns in the tables above are derived from the amounts set forth in the following tables.

	Year-End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Total - Inclusion of Equity Values for PEO (S)
2025	—	(3,769,000)	—	—	(3,769,000)
2024	—	(10,708,000)	—	—	(10,708,000)

	Average Year-End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for non-PEO Named Executive Officers ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for non-PEO Named Executive Officers ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for non-PEO Named Executive Officers ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for for non-PEO Named Executive Officers ($)	Total - Inclusion of Equity Values for non-PEO Named Executive Officers (S)
2025	179,502	(302,516)	—	(72,199)	(195,213)
2024	1,080,000	(962,716)	122,400	(830,250)	(590,566)
(4)The comparison assumes $100 was invested for the period starting December 31, 2023 through the end of the listed year in Nerdy Inc. common stock. Historical stock performance is not necessarily indicative of future stock performance. Compensation actually paid to our PEO and other named executive officers fluctuates year over year primarily due to changes in the fair value of equity awards. In 2025, net loss decreased compared to 2024 while compensation actually paid to our PEO and non-PEO named executive officers increased and TSR decreased.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2025, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a participant in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock, or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our Common Stock as of February 12, 2026, by:
•each of our directors;
•each of our NEOs;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of our Common Stock.
The column entitled “% of Total Voting Power” is based on a total of 188,596,785 shares of our Common Stock outstanding as of February 12, 2026 plus the number of shares which could be acquired upon options, stock appreciation rights, or stock awards that are exercised or vest within 60 days of February 12, 2026, by all directors, NEOs, and beneficial owners of more than 5% or more of our Common Stock.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a securityholder has beneficial ownership of a security if such securityholder possesses sole or shared voting or investment power over that security or has the right to acquire such securities within 60 days, including options, stock appreciation rights, and restricted stock units, that are currently exercisable or exercisable within 60 days. Shares of our Common Stock subject to securities that are currently exercisable or exercisable within 60 days of February 12, 2026 are considered outstanding and beneficially owned by the person holding the securities for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person.
Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our Common Stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting Common Stock beneficially owned by them. Unless otherwise indicated, the address of each person named in the table below is 8001 Forsyth Blvd, Suite 1050, St. Louis, MO 63105.

Name and Address of Beneficial Owners	Number of shares of Class A Common Stock	Number of shares of Class B Common Stock(1)	% of Total Voting Power (2)
Directors and Named Executive Officers:
Charles Cohn(3)	48,880,224	42,564,998	48.5%
Jason Pello	1,935,645	—	1.0%
Chris Swenson	1,164,798	1,023,348	1.2%
Abigail Blunt	280,225	—	*
Rob Hutter	—	—	*
Christopher (Woody) Marshall	—	—	*
Greg Mrva	962,921	—	*
Stuart Udell	373,617	18,457	*
All directors and officers as a group (8 individuals)	53,597,430	43,606,803	51.1%

Five Percent Holders:
Entities affiliated with TCV(4)	4,268,261	16,636,527	11.1%
Entities affiliated with Learn Capital(5)	8,198,434	1,218,548	5.0%
*    Represents beneficial ownership of less than one percent.

(1)
Each share of Class B Common Stock entitles the holder thereof to one vote per share. Subject to the terms of the Second Amended and Restated Limited Liability Company Agreement of Nerdy LLC, the units of Nerdy LLC, together with an equal number of shares of Class B Common Stock, are exchangeable for either cash or shares of Class A Common Stock on a one-for-one basis.

(2)	Represents percentage of voting power of the holders of Class A Common Stock and Class B Common Stock of the Company voting together as a single class.
(3)
Consists of Class B Common Stock held by (i) Charles K. Cohn VT Trust U/A/D May 26, 2017, (ii) Cohn Investments, LLC, (iii) Rarefied Air Capital LLC, (iv) Cohn Family Trust U/A/D March 16, 2017; and (v) Charles Cohn Revocable Trust. Mr. Cohn is the beneficial owner of the Charles K. Cohn VT Trust U/A/D May 26, 2017, Cohn Family Trust U/A/D March 16, 2017, and the Charles Cohn Revocable Trust, the sole manager of Cohn Investments, LLC, and the sole manager of Rarefied Air Capital LLC. Includes 6,777,089 shares of Class A Common Stock and 5,824,038 shares of Class B Common Stock held by Mr. Cohn’s spouse, who has sole voting and sole dispositive power of those shares. Mr. Cohn disclaims beneficial ownership of the 12,601,127 shares of common stock held by his spouse.

(4)
Consists of shares of Common Stock held by (i) TCV VIII (A), L.P. (“TCV VIII (A)”), and (ii) TCV VIII VT Master, L.P. (“TCV Master Fund”). The general partner of TCV Master Fund is TCV VIII VT Master GP, LLC (“Master GP”). The managing member of Master GP is TCV VIII, L.P. (“TCV VIII”). The direct general partner of TCV VIII and TCV VIII (A) is Technology Crossover Management VIII, L.P. (“TCM VIII”). The general partner of TCM VIII is Technology Crossover Management VIII, Ltd. (“Management VIII”). Each of TCM VIII and Management VIII may be deemed to beneficially own the shares held by TCV VIII (A). Each of Master GP, TCV VIII, TCM VIII and Management VIII may be deemed to beneficially own the shares held by TCV Master Fund. Each of Master GP, TCV VIII, TCM VIII and Management VIII disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Mr. Marshall has sole voting and dispositive power for 318,470 shares of the Class A Common Stock, but he has no pecuniary interest in such shares, and he disclaims beneficial ownership except to the extent of his pecuniary interest. The address for these entities is 250 Middlefield Road, Menlo Park, CA 94025.

(5)
Consists of shares of Common Stock held by (i) Learn Capital Special Opportunities Fund X, L.P. (“LC Fund X”), (ii) Learn Capital Special Opportunities Fund XI, L.P. (“LC Fund XI”), (iii) Learn Capital Special Opportunities Fund XII, L.P. (“LC Fund XII”), (iv) Learn Capital Special Opportunities Fund XIII, L.P. (“LC Fund XIII”), (v) Learn Capital Special Opportunities Fund XIV, L.P. (“LC Fund XIV”), (vi) Learn Capital Special Opportunities Fund XV, L.P. (“LC Fund XV”), and (vii) Learn Capital Special Opportunities Fund XVI, L.P. (“LC Fund XVI” and together with, LC Fund X, LC Fund XI, LC Fund XII, LC Fund XIII and LC Fund XIV and LC Fund XV, the “Learn Capital Funds”). The general partners for LC Fund X, LC Fund XI, LC Fund XII, LC Fund XIII, LC Fund XIV, LC Fund XV, and LC Fund XVI are Learn Capital Management X, LLC (“Management X”), Learn Capital Management XI, LLC (“Management XI”), Learn Capital Management XII, LLC (“Management XII”), Learn Capital Management XIII, LLC (“Management XIII”), Learn Capital Management XIV, LLC (“Management XIV”), Learn Capital Management XV, LLC (“Management XV”), and Learn Capital Management XVI, LLC (“Management XVI”), respectively. Management X, Management XI, Management XII, Management XIII, Management XIV, Management XV and Management XVI are collectively referred to as the “Management Entities.” Each of the Management Entities may be deemed to beneficially own the shares held by the Learn Capital Funds. Gregory V. Mauro and Mr. Hutter are each managing members of certain of these entities and may be deemed to have shared power to dispose of these shares. Each of the Management Entities disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address for these entities is 600 Congress Avenue, Suite 2800, Austin, Texas, 78701.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our Common Stock to report their initial ownership of the Common Stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.
Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2025 by Section 16(a) under the Exchange Act.
GENERAL MATTERS
Householding of Proxy Materials
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Nerdy Inc., 8001 Forsyth Blvd., Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary, telephone: (314) 412-1227. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.
Stockholder Proposals
A stockholder who would like to have a proposal considered for inclusion in our 2027 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than November 10, 2026. However, if the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2027 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Nerdy Inc., 8001 Forsyth Blvd., Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting. To comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 28, 2027.
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2027 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than December 30, 2026, and no later than January 29, 2027. Stockholder proposals and the required notice should be addressed to Nerdy Inc., 8001 Forsyth Blvd., Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary.
Other Matters
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 29, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/NRDY2026**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 29, 2026. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86623-P46734

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**NERDY INC.**

**The Board of Directors recommends you vote FOR ALL Class II Directors.**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Class II Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

**Nominees**

01) Rob Hutter
02) Christopher (Woody) Marshall

**The Board of Directors recommends you vote FOR proposal 2 and proposal 3.**

**The Board of Directors recommends you vote 1 YEAR on proposal 4.**

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 4. Approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers. | ☐ | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V86624-P46734

**NERDY INC.**
**Annual Meeting of Stockholders**
**April 30, 2026 9:30 AM EDT**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Charles Cohn and Christopher Swenson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NERDY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:30 AM, EDT on April 30, 2026, at www.virtualshareholdermeeting.com/NRDY2026, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**